EXHIBIT 10.5
                        LUNAR CORPORATION AND SUBSIDIARIES

                               TRANSITION AGREEMENT

   This Agreement is made and entered into as of this 16th day of April, 1996 by and between Bone Care International, Inc. (''Company''), a Wisconsin corporation, and Lunar Corporation (''Lunar''), a Wisconsin corporation, with reference to the following facts:

   A.  Company is a susidiary of Lunar; and

   B. At the close of business on or about April 29, 1996, Lunar will distribute the shares of common stock it owns in Bone Care to the shareholders of Lunar on a pro rata basis and for no consideration ( "the Distribution"); and

   C. Lunar is experienced in matters relating to the provision of financial, legal and administrative services (collectively "Management Services") and has been providing such services to Company prior to the Distribution; and

   D. Lunar has available for rent, office and laboratory facilities ("Facilities"), which Facilities were being rented by Company prior to the Distribution; and

   E. Company desires to continue to utilize Lunar's Management Services and Facilities.

   NOW, THEREFORE, the parties hereto agree as follows:

   1. Company hereby agrees to rent Facilities having a total square footage of approximately 3,000 and located at 313 West Beltline Highway, Madison, Wisconsin.

   2. Company hereby retains Lunar and Lunar agrees to provide Company with Management Services under and subject to all of the terms, conditions and provisions hereof.

   3. Lunar hereby agrees to provide the services of Richard Mazess, Robert Beckman and Carl Gulbrandsen (hereafter referred to collectively as "Lunar Managers") and other employees of Lunar as needed by Company during the term hereof. Lunar Managers shall render their services to Company by and subject to the instruction and direction of Company's Board of Directors or the Board's designated management to whom Lunar management and other employees of Lunar shall report.

   4. Lunar shall furnish and have available to furnish sufficient full and part-time staff personnel for all financial, legal and administrative activities as required by Company for the orderly operation of its business.

   5. It is expressly understood by all parties hereto that throughout the term hereof, Lunar Managers will diligently devote such time and best efforts as is reasonably required to Company's business in the performance of her services and will perform their services conscientiously, efficiently and to the best of their ability. Except as otherwise set forth herein or in other agreements with Company, nothing contained in this Agreement shall preclude Lunar Managers from engaging in other business activities provided that said activities do not interfere with the performance of their duties and responsibilities for Company.

   6. In consideration for the Management Services to be rendered by Lunar Managers, Company shall compensate Lunar in an amount as follows:

   (a) $7,000.00 per month for all the above described Management Services, with the exception of legal services in the area of intellectual property.

   (b) $150.00 per hour for legal service rendered to Company by Carl Gulbrandsen in the area of intellectual property.

   (c) Management Services rendered by outside providers, e.g. accounting and legal services (including legal services in the intellectual property area), are not included in (a) or (b), above and will be billed directly to Company.

   (d)  $2,000.00 per month for rental of Facilities inclusive of utilities.

  7. Payment of amounts specified in section 4(a) and (d) shall be paid monthly to Lunar on or before the 10th day of each calendar month. Payment for legal services in the intellectual property area shall be paid to Lunar within 30 days of receipt of invoice from Lunar.

  8. All of Lunar's officers, directors, employees and contract personnel working with Company shall be required to sign an agreement in a form acceptable to Company relating to the nondisclosure of Company's trade secrets, proprietary information, and other ideas or materials developed for use by (a copy of said agreement is attached hereto as Exhibit A and made a part hereof).

   9. The term of this Agreement shall be April 16, 1996 to and including April 16, 1996.

   10. This Agreement may be terminated by Company upon ninety (90) days' prior written notice to Lunar. Accrued and unpaid compensation due Lunar as of the date of termination payable pursuant to this agreement shall be paid within 10 days following the date of termination.

   11. This Agreement may, at the option of Company be immediately terminated, without prior notice, upon the death of one or more of Lunar Managers or if one or more of Lunar Managers shall be rendered incapable by illness or any other valid cause from complying with the terms, conditions and provisions on her part to be kept, observed and performed pursuant to this agreement for a period of time which Company determines to be unreasonable. In the event of termination under this paragraph, the termination shall be effective as of the date of notice of termination. Accrued and unpaid compensation due Lunar as of the date of such death or disability pursuant to this agreement herein shall be paid within 10 days following the date of death or disability.

   12. Company shall have the option to terminate this Agreement for cause, immediately upon notice to Lunar, upon the occurrence of any of the following events:

   (a) Lunar materially breaches any of the terms or provisions of this Agreement;

   (b) Lunar Managers habitually neglects his/their duties as contemplated under this Agreement;

   (c) Lunar Managers is/are convicted of a felony or a misdemeanor involving moral turpitude.

            If this Agreement is terminated for cause as herein provided, accrued and unpaid compensation due Lunar as of the date of termination pursuant to this agreement shall be paid within 10 days following the date of termination.

   13. This Agreement may not be assigned by Lunar without the prior written approval of Company, which approval shall not be unreasonably withheld.

   14. Lunar expressly agrees that all books and records relating in any manner whatsoever to the business of Company, and all other files, books and records and other materials owned by Company or used by it in connection with the conduct of its business, whether prepared by Lunar Managers, Lunar personnel, contract employees or otherwise coming into Lunar Managers's or Lunar's possession, shall be the exclusive property of Company regardless of who actually prepared the original material, books or records. All such books and records and other materials shall be returned immediately to Company upon the termination of Lunar's services.

   15. Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be in writing and shall be deemed to have been given as of the second business day following the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:

          To Lunar:         313 West Beltline Highway
                            Madison, Wisconsin   53713
                            Attention:  President

          To Company:       313 West Beltline Highway
                            Madison, Wisconsin   53713
                            Attention:  President

or to such other addresses as the respective parties may in writing to the other designate.

   16. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of Wisconsin. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

   17. No claim, demand, action, proceeding, arbitration, litigation, hearing, motion or lawsuit arising herefrom or with respect hereto shall be commenced or prosecuted in any jurisdiction other than in the State of Wisconsin and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void between the parties hereto.

   18. The parties hereto agree that this Agreement constitutes the entire and exclusive agreement between them pertaining to the subject matter contained in it, and supersedes all prior or contemporaneous agreements, oral or written, conditions, representations, warranties, proposals and understandings of the parties pertaining to such subject matter.

   19. The provisions of this Agreement inure to the benefit of and are binding on the successors and assigns of Company and the successors and assigns of Lunar.

   20. Should any paragraph or provision of this Agreement be held to be void, invalid or inoperative, it shall not affect any other paragraph or provision hereof, and the remainder of this Agreement shall be effective as though such void, invalid, or inoperative paragraph or provision had not been contained herein.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


BONE CARE INTERNATIONAL, INC.              LUNAR CORPORATION


By:      Charles W. Bishop                 By:     Richard B. Mazess
    ----------------------------            --------------------------
Name:    Charles W. Bishop, Ph.D.          Name:   Richard B. Mazess, Ph.D.
Title:   President                         Title:  President